Registration Statement No. 333-217200
Filed Pursuant to Rule 433
April 6, 2018

REX MicroSectors is pleased to announce that $FNGU, the 3x Leveraged ETN linked to the @NYSE FANG+ Index, has upsized the aggregate principal amount outstanding to $60mm! #FANG+

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002672/j46180424b2.htm